                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                               BSB Bancorp, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  ----------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
  ----------------------------------------------------------------------------

  (5) Total fee paid:
  ----------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ________________________________________________

  (2) Form, Schedule or Registration Statement No.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: ____________________________________________________________

                               BSB BANCORP, INC.
                             58-68 Exchange Street
                          Binghamton, New York 13901
                                (607) 779-2406

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 26, 1999

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BSB Bancorp, Inc. (the "Company") will be held at Roberson Museum and Science Center, 30 Front Street, Binghamton, New York 13905, on April 26, 1999, at 10:00 a.m., Eastern Time, and at any adjournment thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

    1. To elect three directors for a term of three years, or until their successors have been elected and qualified;

    2. To amend the Company's 1996 Long-Term Incentive and Capital Accumulation Plan to increase the number of aggregate shares of Common Stock for which options, stock appreciation rights and performance shares may be granted under the Plan from 875,000 to 1,300,000 and to increase the number of shares subject to options that may be granted under the Plan to any employee in any Plan Year to 100,000;

    3. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

    4. To transact such other business as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters which may properly come before the Annual Meeting.

  Shareholders of the Company of record at the close of business on March 5, 1999 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Larry G. Denniston

                                          Larry G. Denniston
                                          Senior Vice President and
                                          Corporate Secretary

Binghamton, New York
March 24, 1999

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                               BSB BANCORP, INC.
                             58-68 Exchange Street
                          Binghamton, New York 13901

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                April 26, 1999

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement, which is first being mailed on or about March 24, 1999, is furnished to shareholders of BSB Bancorp, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 1999 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Roberson Museum and Science Center, 30 Front Street, Binghamton, New York 13905, on April 26, 1999 at 10:00 a.m., Eastern Time, and at any adjournment thereof. The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting.

  The proxies solicited hereby, if properly signed and returned to the Company and not revoked prior to their use, will be voted in accordance with the instructions contained therein by a member of the law firm of Hinman, Howard & Kattell, LLP, general counsel to the Company, which has been duly appointed by the Board of Directors to vote such proxies. If no contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors as directors, FOR Amendment Number 2 to the Company's 1996 Long-Term Incentive and Capital Accumulation Plan (the "1996 Incentive Plan") to increase the number of aggregate shares of common stock for which options, stock appreciation rights and performance shares may be granted under the Plan from 875,000 to 1,300,000 and to increase the number of shares subject to options that may be granted under the Plan to any employee in any Plan Year to 100,000, FOR ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the person appointed as proxy.

  Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Corporate Secretary of the Company written notice thereof (Larry G. Denniston, Senior Vice President and Corporate Secretary, BSB Bancorp, Inc., 58-68 Exchange Street, Binghamton, New York 13901), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Corporate Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

  The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), with each share entitling its owner to one vote on each matter presented. The close of business on March 5, 1999 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock outstanding on March 5, 1999 was 8,669,455. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. Under Delaware corporate law, directors are elected by a plurality of the votes of the shares present (in person or represented by proxy) at the Annual Meeting and entitled to vote at the Annual Meeting. Unless otherwise required by law or the Company's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the shares present (either in person or represented by proxy) at the Annual Meeting and entitled to vote on the matter at the Annual Meeting.

  Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information as of March 5, 1999 with respect to the beneficial ownership of the Common Stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who is known to the Company to be the beneficial owner of more than 5% of the Common Stock and with respect to ownership of Common Stock by each of the "named executive officers" (defined below) of the Company and by all directors and executive officers of the Company as a group.

                                                        Amount and
 Title                                                    Nature
 of                                                    of Beneficial   Percent
 Class  Name and Addresses of Beneficial Owners        Ownership(1)    of Class
 -----  ---------------------------------------        -------------   --------
 Common First Union Corporation ("First Union")......      842,084(2)    9.71%
         One First Union Center
         Charlotte, NC 28288-0137
 Common Beck, Mack & Oliver LLC ("BMO")..............      627,741(3)    7.24%
         330 Madison Avenue
         New York, NY 10017
 Common Dimensional Fund Advisors, Inc. ("DFA")......      584,774(4)    6.75%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, CA 90401
 Common Alex S. DePersis.............................       79,815(5)       *
 Common Glenn R. Small...............................       85,938(6)       *
 Common Arthur C. Smith..............................       46,969(7)       *
 Common Larry G. Denniston...........................       34,487(8)       *
 Common Fielding Simmons III.........................       32,645(9)       *
 Common All directors and executive officers of the
         Company as a group (17 people)..............    1,106,425(10)  12.45%

--------
 *Less than 1%.
(1) Based on information provided by the respective beneficial owners and upon the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission ("Commission") pursuant to the Exchange Act, unless otherwise indicated. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated, shares beneficially owned by named executive officers are held with sole voting and dispositive power.
(2) First Union claims sole voting power over 745,509 shares, sole dispositive power over 733,299 shares, shared voting power over 96,575 shares and shared dispositive power over 99,950 shares. First Union reports beneficial ownership of such shares on behalf of its subsidiaries Evergreen Asset Management Corporation, Lieber & Company and First Union National Bank. Evergreen Asset Management Corporation and Lieber & Company are investment advisors for mutual funds and other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds or other clients. The other First Union entity listed above holds the securities reported in a fiduciary capacity for their respective customers.
(3) BMO claims shared dispositive power over 627,741 shares owned by investment advisory clients of BMO, none of which report ownership of more than 5% of the outstanding Common Stock. BMO is an investment advisor registered under the Investment Advisers Act of 1940.
(4) DFA claims sole voting and sole dispositive power over 584,774 shares. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.
(5) Includes 20,430 shares owned directly by Mr. DePersis's wife, with respect to which Mr. DePersis has no voting or dispositive power. Also includes 21,600 shares with respect to which Mr. DePersis has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan (as defined below) and the 1996 Incentive Plan.
(6) Includes 19,284 shares held jointly with Mr. Small's wife, with respect to which Mr. Small shares voting and dispositive power. Also includes 31,975 shares with respect to which Mr. Small has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(7) Includes 27,745 shares held jointly with Mr. Smith's wife, with respect to which Mr. Smith shares voting and dispositive power. Also includes 19,224 shares with respect to which Mr. Smith has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(8) Includes 2,680 shares held individually by Mr. Denniston's wife with respect to which Mr. Denniston has no voting or dispositive power and 462 shares held by Mr. Denniston's wife as custodian for her daughter. Also includes 24,694 shares with respect to which Mr. Denniston has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(9) Includes 12,563 shares held jointly with Mr. Simmons's wife, with respect to which Mr. Simmons shares voting and dispositive power. Also includes 20,082 shares with respect to which Mr. Simmons has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(10) Includes 218,082 shares as to which members of the group have the right to acquire beneficial ownership of Common Stock through the exercise of options. See "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers." Excludes approximately 875 shares with respect to which members of the group are entitled to receive as a result of participation in the Company's dividend reinvestment plan for a dividend declared on January 25, 1999, which was payable March 10, 1999. Computation of the precise number of shares involves unnecessary burden and expense due to the timetable for preparation of this proxy statement.

              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

                                (Proposal One)

Election of Directors

  The Company's Certificate of Incorporation states that the Board of Directors shall consist of 14 members unless otherwise determined from time to time by resolution of the Board of Directors. The Board of Directors currently consists of 11 members. The Company's Certificate of Incorporation and Bylaws provide that the directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. In accordance with the Company's Bylaws, Herbert R. Levine, one of the Company's directors, has informed the Board of Directors that he will resign as a director effective as of the Annual Meeting.

  Presently, all directors of the Company also are directors of the Company's wholly owned subsidiary, BSB Bank & Trust Company (the "Bank").

The Nominees

  Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the three nominees listed below who are being nominated for a three-year term. There are no arrangements or understandings between the persons named and any other person pursuant to which such nominee was selected. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

               Nominees for Director with Terms Expiring in 2002

                                                                  Company
                       Position with the Company                Common Stock
                            and the Bank and                 Beneficially Owned
                          Principal Occupation                  Directly or
                          During the Past Five     Director   Indirectly as of
 Name             Age*           Years             Since (1)  March 5, 1999**
 ----             ---- -------------------------   --------- ------------------
 Robert W. Allen   55  President and Chief           1987        30,707(2)
                       Executive Officer,
                       Tuscan/Lehigh Dairies,
                       L.P., Lansdale, PA since
                       May 1997; President and
                       Chief Executive Officer,
                       Lehigh Valley Dairies,
                       Inc., Lansdale, PA from
                       April 1996 to May 1997;
                       Independent Consultant
                       from December 1995 to
                       April 1996; Executive
                       Vice President, Borden
                       Inc., Columbus, Ohio from
                       February 1995 to December
                       1995; President, Borden
                       Inc. Dairy Group from
                       September 1993 to
                       December 1995; Chairman,
                       Board of Directors, Azon
                       Corp., Johnson City, New
                       York; Member, Board of
                       Directors, Kids Peace,
                       Orefield, Pennsylvania.
 Alex S. DePersis  51  President and Chief           1996        79,815(3)
                       Executive Officer of the
                       Company and the Bank
                       since January 1, 1997;
                       prior to that, President
                       and Chief Operating
                       Officer since 1995;
                       Executive Vice President
                       of the Company and the
                       Bank from 1990 to 1995;
                       Member, Boards of
                       Directors, Broome
                       Community College
                       Foundation, Broome County
                       Chamber of Commerce,
                       Community Bankers
                       Association of New York
                       State, New York State
                       Bankers Association,
                       United Way of Broome
                       County, Inc.; Member,
                       Dean's Cabinet,
                       Binghamton University
                       School of Management;
                       Member, Board of
                       Trustees, Broome
                       Community College;
                       Member, Regional Loan
                       Committee, New York
                       Business Development
                       Corporation; Member,
                       Partnership 2000.
 Thomas F. Kelly   51  Vice President for            1987        19,313(4)
                       External Affairs and
                       Professor of Management,
                       Binghamton University,
                       October 1991 to present;
                       Honorary Director, United
                       Methodist Homes for the
                       Aging of New York and
                       Pennsylvania; Alumni
                       Trustee, Guthrie
                       Healthcare System, Inc.;
                       Member, University
                       Council, Wilkes
                       University; Member, Board
                       of Directors, Broome
                       County Council of
                       Churches; Member,
                       Editorial Board, The
                       Journal of Business
                       Management.

--------
  *  Age as of Record Date, March 5, 1999.
** Unless otherwise indicated, holdings represent less than 1% of the issued and outstanding shares of the Common Stock.
(1) Includes service on the Board of Directors of the Bank including, where applicable, service prior to the organization of the Company in 1988.
(2) Includes 14,957 shares held jointly with Mr. Allen's wife, with respect to which Mr. Allen shares voting and dispositive power. Also includes 15,750 shares with respect to which Mr. Allen has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(3) Includes 20,430 shares owned directly by Mr. DePersis's wife, with respect to which Mr. DePersis has no voting or dispositive power. Also includes 21,600 shares with respect to which Mr. DePersis has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(4) Includes 3,563 shares held jointly with Dr. Kelly's wife, with respect to which Dr. Kelly shares voting and dispositive power. Also includes 15,750 shares with respect to which Dr. Kelly has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

Required Vote

  Directors will be elected by a plurality of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT
                     THE NOMINEES BE ELECTED AS DIRECTORS

                                     * * *

                     Directors with Terms Expiring in 2001

                                                                     Company
                               Position with the                   Common Stock
                           Company and the Bank and             Beneficially Owned
                             Principal Occupation                  Directly or
                             During the Past Five     Director   Indirectly as of
 Name                 Age*           Years            Since (1)   March 5, 1999
 ----                 ---- ------------------------   --------- ------------------
 Ferris G. Akel        66  President, Binghamton        1986     157,330(2) 1.81%
                           Giant Markets, Inc.
                           since 1959; Chairman,
                           Board of Directors, Dr.
                           G. Clifford and Florence
                           B. Decker Foundation;
                           Member, Boards of
                           Directors, Partnership
                           2000, United Health
                           Services, Inc.,
                           Professional Home Care,
                           Inc., Binghamton
                           University School of
                           Management Advisory
                           Board and Press & Sun-
                           Bulletin Business
                           Advisory Board; Member,
                           Physician Volunteer
                           Services Committee and
                           Twin Tier Home Health,
                           Inc.
 William C. Craine     50  Chairman, Granite            1976      87,485(3) 1.01%
                           Capital Holdings, Inc.,
                           November 1998 to
                           present; President and
                           Chief Executive Officer,
                           Mang Group, Inc. until
                           1998; President and
                           Chief Executive Officer,
                           Craine & Mirabito
                           Insurance and Mang
                           Group, Inc. until 1996;
                           Member, Boards of
                           Directors, Preferred
                           Mutual Insurance
                           Company, New Berlin, NY
                           and UHS Hospitals, Inc.,
                           Binghamton, NY; Member,
                           Board of Trustees,
                           Carleton College,
                           Northfield, MN.
 Herbert R. Levine(4)  70  Chairman of the Board,       1974      93,586(5) 1.08%
                           Van Cott Jeweler, Ltd.
                           since 1988; Past
                           President of American
                           Gem Society and Past
                           President of New York
                           State Jewelers
                           Association; Member of
                           Executive Committee,
                           Gulf Stream Council, Boy
                           Scouts of America.
 William H. Rincker    68  Prior to retirement          1981     131,547(6) 1.52%
                           after year-end 1996,
                           served as Chairman of
                           the Company since 1995
                           and Chief Executive
                           Officer of the Company
                           since 1988; former
                           President of the Company
                           from 1988 to 1995 and
                           Chairman of the Bank
                           since 1995 and Chief
                           Executive Officer of the
                           Bank since December
                           1984; President of the
                           Bank from 1981 to 1995;
                           Chairman, The Greater
                           Broome Community
                           Foundation;
                           Secretary/Treasurer,
                           Hoyt Foundation Board;
                           Member, Boards of
                           Directors, United Health
                           Services, Inc.,
                           Partnership 2000 and FGS
                           Inc.

--------
*  Age as of Record Date, March 5, 1999.
(1) Includes service on the Board of Directors of the Bank including, where applicable, service prior to the organization of the Company in 1988.
(2) Includes 2,884 shares held jointly with Mr. Akel's wife, with respect to which Mr. Akel shares voting and dispositive power and 130,176 shares owned by Akel Wholesale Grocery Corporation. Also includes 15,750 shares with respect to which Mr. Akel has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(3) Includes 700 shares held directly by Mr. Craine's wife in an individual retirement account with respect to which Mr. Craine has no voting and dispositive power, 1,585 shares held in a trust for Mr. Craine's daughter with respect to which Mr. Craine has power to change the trustee but not to manage the investments of the trust, 500 shares beneficially owned as custodian for Mr. Craine's son, and 427 shares held by Mr. Craine's daughter individually with respect to which Mr. Craine has no voting or dispositive power. Also includes 2,250 shares with respect to which Mr. Craine has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(4) Mr. Levine will resign as a director effective as of the Annual Meeting.
(5) Includes 20,016 shares held by Van Cott Jeweler, Ltd., of which Mr. Levine is Chairman of the Board, 21,321 shares held directly by Mr. Levine's wife in an individual retirement account with respect to which Mr. Levine has no voting or dispositive power, 4,864 shares in a profit sharing plan for Mr. Levine with respect to which Mr. Levine shares voting and dispositive power with his wife, and 37,164 shares held in trust accounts for the benefit of Mr. Levine's wife, with respect to which Mr. Levine has no voting or dispositive power. Also includes 4,500 shares with respect to which Mr. Levine has the right to acquire beneficial ownership through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(6) Includes 101,291 shares held jointly with Mr. Rincker's wife, with respect to which Mr. Rincker shares voting and dispositive power. Also includes 19,540 shares owned directly by Mr. Rincker's wife, with respect to which Mr. Rincker has no voting or dispositive power. Also includes 4,500 shares with respect to which Mr. Rincker has the right to acquire beneficial ownership through the exercise of options granted pursuant to the Directors' Stock Option Plan.

                     Directors with Terms Expiring in 2000

                                                                    Company
                              Position with the                   Common Stock
                          Company and the Bank and             Beneficially Owned
                            Principal Occupation                  Directly or
                            During the Past Five     Director   Indirectly as of
 Name                Age*           Years            Since (1)  March 5, 1999 **
 ----                ---- ------------------------   --------  ------------------
 Diana J. Bendz      53   IBM Endicott Senior          1998              --
                          Location Executive and
                          Director,
                          Environmentally
                          Conscious Products,
                          Corporate
                          Operations, July 1996 to
                          present; Director of
                          Integrated
                          Safety Technology,
                          Technical Operations
                          Staff, IBM,
                          1993-1996; Member,
                          Boards of Directors,
                          AM&T (Alliance
                          for Manufacturing &
                          Technology); Broome
                          County
                          Community Charities;
                          Partnership 2000;
                          Physicians
                          Volunteer Services;
                          Roberson Museum &
                          Science Center;
                          United Health Services,
                          Inc. and United Way of
                          Broome
                          County, Inc.
 David A. Niermeyer   57  President and Chief          1994          16,875(2)
                          Executive Officer,
                          Stakmore Co., Inc.
                          since April 1980;
                          Member, Boards of
                          Directors, United
                          Health Services, Inc.
                          and the Greater Broome
                          Community
                          Foundation; Founder and
                          Director of the
                          Niermeyer
                          Foundation.
 Mark T. O'Neil, Jr.  46  President and Chief          1994          18,070(3)
                          Executive Officer,
                          United Health
                          Services, Inc. since
                          February 1993; Past
                          President, Board
                          of Directors, Broome
                          County United Way; Past
                          Chairman,
                          Boards of Directors,
                          Broome County Chamber of
                          Commerce,
                          Iroquois Health Care
                          Alliance; Member,
                          Binghamton
                          University School of
                          Management Advisory
                          Committee;
                          Member, Boards of
                          Directors, Partnership
                          2000, Health
                          Care Association of New
                          York State and Health
                          Care
                          Underwriters Mutual
                          Insurance Company;
                          Member,
                          Advisory Board, Liberty
                          Mutual Insurance
                          Company.
 Thomas L. Thorn      55  Private Investor since       1995         225,100(4) 2.60%
                          1997; Executive Vice
                          President and
                          Treasurer, Diamond Page
                          International
                          Corporation from
                          September 1978 to
                          December 1996.

--------
 * Age as of Record Date, March 5, 1999.
** Unless otherwise indicated, holdings represent less than 1% of the issued and outstanding shares of Common Stock.
(1) Includes service on the Board of Directors of the Bank including, where applicable, service prior to the organization of the Company in 1988.
(2) Includes 2,250 shares with respect to which Mr. Niermeyer has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(3) Includes 3,320 shares held jointly with Mr. O'Neil's wife, with respect to which Mr. O'Neil shares voting and dispositive power. Also includes 14,750 shares with respect to which Mr. O'Neil has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(4) Includes 2,250 shares with respect to which Mr. Thorn has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

Shareholder Nominations

  Section 7.2(c) of the Company's Certificate of Incorporation provides that nominations of candidates for election as directors at any annual meeting may be made (i) by or at the direction of a majority of the Board of Directors or
(ii) by any shareholder entitled to vote at such annual meeting. Shareholders may name nominees for election to the Board of Directors by submitting written nominations to the Corporate Secretary of the Company not less than 20 days prior to the date of the annual meeting; provided, however, that if less than 30 days' notice of the date of the scheduled annual meeting is given, notice by the shareholder must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of annual meeting was mailed, provided further that the notice by the shareholder must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director and as to the shareholder giving notice: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Common Stock which are beneficially owned by such person on the date of such shareholder notice, and
(iv) any other information relating to such person that is required to be disclosed in solicitation of proxies with respect to nominees for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees, and (ii) the class and number of shares of Common Stock which are beneficially owned by such shareholder and any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. If any shareholder nomination is properly and timely made, ballots will be provided for use by shareholders at the Annual Meeting bearing the name of such nominee or nominees.

Board Meetings and Committees

  The Board of Directors of the Company meets regularly each month and may have additional special meetings. Each member of the Board of Directors of the Company also serves as a director of the Bank. The Board of Directors of the Company met 12 times during the year ended December 31, 1998. No incumbent director attended fewer than 75% of the aggregate total number of meetings held by the Board of Directors of the Company and all committees of the Board on which such director served during the last fiscal year.

  During 1998, the Board of Directors of the Company had a number of committees, including the Executive Committee, a standing Audit Committee and a Compensation Committee. In addition, during 1998 the Board of Directors of the Bank had a number of committees, including the Executive Committee and a standing Salary and Personnel Administration Committee, among others. The entire Board of the Company serves as a Nominating Committee.

  The Executive Committee of the Company consists of Messrs. Craine (Chairman), Akel, DePersis and Levine, and two rotating members. Mrs. Gamble was a member prior to her retirement in April 1998 and attended one meeting. The Executive Committee met nine times in 1998.

  The Audit Committee meets with the Company's independent auditors and reviews the scope and results of the audit performed by such auditors. The Audit Committee also monitors and reviews the Company's system of internal control and audit with management and the independent auditors. The Audit Committee consisted of Dr. Kelly (Chairman) and Messrs. Akel, Levine, Niermeyer and O'Neil through July 1998. Mrs. Gamble was a member prior to her retirement in April 1998 and attended two meetings. Beginning in August 1998, the Audit Committee consisted of Dr. Kelly and Messrs. O'Neil, Sponyoe and Thorn. Mr. Sponyoe remained on the Audit Committee until his resignation from the Board of Directors in late August 1998. Mrs. Bendz was named to the Audit Committee in January 1999. The Audit Committee met four times during 1998.

  The Company's Compensation Committee has the authority to grant options, stock appreciation rights and performance shares and the Bank's Salary and Personnel Administration Committee reviews both employee and executive compensation and makes recommendations to the Board of Directors with regard to executive compensation. Messrs. Allen (Chairman), Akel, Levine and Sponyoe were members of both committees through August 1998. Mrs. Gamble was a member prior to her retirement in April 1998 and attended two meetings. Mr. Niermeyer became a member of both committees in April 1998. In August 1998 the membership of both committees was reconstituted to include Messrs. Allen (Chairman), Akel, Niermeyer and O'Neil. The Company's Compensation Committee met three times during 1998. The Bank's Salary and Personnel Administration Committee met four times during 1998.

  The Nominating Committee selects nominees for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures set forth in the Company's Certificate of Incorporation, as described above. The Nominating Committee consists of all members of the Board of Directors, and in that capacity met one time during 1998.

Compensation of Directors

  Directors' Fees. Directors of the Company did not receive any fees for attendance at meetings of the Board of the Company during 1998. In their capacity as directors of the Bank, however, such persons received an annual retainer of $12,000 plus $350 for each Board meeting attended. Also, committee members received fees of $350 per meeting attended, except that members of the Bank's Loan Committee received fees of $400 per meeting attended and the Chairman of each of the Audit Committee, the Salary and Personnel Administration Committee and the Trust Committee received fees of $400 per meeting attended. In 1998, each non-rotating member of the Bank's Executive Committee serving for the entire year received an annual retainer of $2,400 except for the Chairman of the Executive Committee, who received an annual retainer of $4,800. Rotating members of the Executive Committee received fees of $350 per meeting attended. In 1999, all Board and Executive Committee retainer fees will remain unchanged. The fees for all Board and committee meetings will increase to $500 per meeting, except for the fees of the chairmen of each of the Audit, Salary and Trust Committees, which will increase to $600 per meeting attended. No director or committee fees were paid to officers of the Company who are also directors. Directors may elect to defer the receipt of all or a portion of their fees pursuant to a non-qualified deferred compensation agreement. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield (as defined). During 1998, Mr. Rincker and Mr. Thorn elected to defer fees under this arrangement.

  Directors' Stock Option Plan. Pursuant to the Directors' Stock Option Plan, Messrs. Akel, Allen, Craine, Kelly, Levine, Niermeyer, O'Neil, Rincker, Sponyoe and Thorn, and Mrs. Gamble each received a grant of a non-qualifying option, for 2,250 shares at an exercise price of $30.50 per share on January 24, 1998, the fair market value on the date of grant. Mrs. Bendz received a non-qualifying option for 6,750 shares at an exercise price of $32.50, upon her election as a director on December 28, 1998. To the extent shares remain available for grant under the Directors' Stock Option Plan, each non-employee director shall receive in January of each year an option to purchase 2,250 shares at the fair market value on the date of grant. For 1999, the non-employee directors received an option for 2,250 shares at an exercise price of $28.75 per share, the fair market value on the date of grant, January 24, 1999.

  The purposes of the Directors' Stock Option Plan are to enhance the Company's ability to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors and to provide additional incentives to non-employee directors to promote the success of the Company.

Executive Officers Who Are Not Directors

  The following information is supplied with respect to executive officers of the Company who do not serve on the Board of Directors of the Company. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as an officer.

        Name                Age Title
        ----                --- -----
   Glenn R. Small..........  53 Executive Vice President
   Arthur C. Smith.........  52 Executive Vice President
   Rexford C. Decker.......  46 Senior Vice President and Chief Financial Officer
   Larry G. Denniston......  53 Senior Vice President and Corporate Secretary
   Fielding Simmons III....  59 Senior Vice President and Treasurer
   Douglas R. Johnson......  56 Senior Vice President

  Glenn R. Small joined the Bank in 1982. He became Executive Vice President, Senior Credit Officer of the Bank and Executive Vice President of the Company in October 1996. He was Senior Vice President of the Bank from 1985 to October 1996 and of the Company upon its formation in 1988 until October 1996. Prior to that time, he was Vice President--Commercial Loans of the Bank since 1982.

  Arthur C. Smith joined the Bank in 1967. He became Executive Vice President, Retail Banking Officer of the Bank and Executive Vice President of the Company in October 1996. He was Senior Vice President of the Company and the Bank from 1994 to October 1996. Prior to that time, he was Vice President of the Bank from 1987 and of the Company since its formation in 1988.

  Rexford C. Decker joined the Bank in 1982. He became Senior Vice President and Chief Financial Officer of the Bank and the Company in February, 1999. Prior to that time, with the Bank, he was Administrative Vice President and Controller since December 1996, Vice President and Controller from December 1991 to 1996, and Controller from December 1985 to 1991.

  Larry G. Denniston joined the Bank in 1983. He became Senior Vice President and Corporate Secretary of the Company and the Bank in December 1996. He was Vice President and Secretary of the Company and the Bank from 1990 to December 1996. Prior to that time, he was Vice President--Financial Services of the Bank since 1985.

  Fielding Simmons III joined the Bank in 1976. He became Senior Vice President and Treasurer of the Company and the Bank in 1991. Prior to that time, he was Vice President and Treasurer of the Bank since 1985 and the Company since its formation in 1988.

  Douglas R. Johnson joined the Bank in 1990. He became Senior Vice President of the Company in January 1997. He has been Senior Vice President and Senior Trust Officer of the Bank since December 1990.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

  The following table sets forth a summary of all compensation paid during the last three fiscal years to the Company's chief executive officer and the Company's four other most highly compensated executive officers for 1998 (the "named executive officers"). All cash compensation has been paid by the Bank. None of the named executive officers received any separate form of compensation in their capacities as officers of the Company. As to each of the named executive officers, the aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported for the periods indicated. The Company has not granted any stock appreciation rights ("SARs"). Share data has been adjusted to reflect a 3-for-2 stock split in September 1997.

                          Summary Compensation Table

                                                        Long Term
                                                       Compensation
                                                     ----------------
                                                          Awards
                                                     ----------------
                               Annual Compensation      Securities
                             -----------------------    Underlying         All Other
  Name and Principal    Year Salary ($) Bonus ($)(1) Options/SARs (#) Compensation ($)(2)
       Position         ---- ---------- ------------ ---------------- -------------------
Alex S. DePersis....... 1998  $214,038    $170,100        15,000            $6,300
 President, Chief
  Executive Officer     1997   185,000      42,226        15,000             5,549
 and a Director         1996   150,000      14,830         7,500             4,500
Glenn R. Small......... 1998   127,404      56,250        13,000             3,822
 Executive Vice
  President             1997   113,163      25,829        11,250             3,395
                        1996   100,877       7,013         4,500             3,026
Arthur C. Smith........ 1998   121,288      53,550        11,000             3,638
 Executive Vice
  President             1997   113,163      25,829         9,000             3,395
                        1996    89,087       5,938         4,500             2,672
Larry G. Denniston..... 1998   104,981      46,350         9,000             2,100
 Senior Vice President
  and                   1997    90,292      20,609         6,000             1,806
 Corporate Secretary    1996    78,292       7,741         3,000             1,566
Fielding Simmons III... 1998   104,981      46,350         8,000             3,149
 Senior Vice President
  and                   1997    97,500      22,254         6,000             2,925
 Treasurer              1996    92,836       8,236         3,000             2,785

--------
(1) The bonuses for 1996 were paid under the Bank's 1996 Stakeholder Compensation Incentive Plan. The bonuses for 1997 and 1998 were paid under the Bank's 1997 Executive Incentive Plan and 1998 Executive Incentive Plan, respectively. See "Company Compensation Committee and Bank Salary and Personnel Administration Committee Report on Executive Compensation."
(2) Consists of matching contributions under the Bank's defined contribution plan and, with respect to Mr. DePersis, a contribution benefit amount of $750 and $1,500 for 1997 and 1998, respectively under the Company's Supplemental Executive Retirement Plan.

Options Exercises and Holdings

  The following table sets forth information with respect to grants of stock options to each of the named executive officers during 1998 and the potential realized value by such individuals. All options were granted at current market price on the date of grant.

                     Option/SAR Grants in Last Fiscal Year

                                         Individual Grants
                         ---------------------------------------------------
                                                                                 Potential
                                                                                Realizable
                                                                             Value at Assumed
                                                                              Annual Rates of
                                                                                   Stock
                          Number of     % of Total                                 Price
                          Securities   Options/SARs                            Appreciation
                          Underlying    Granted to   Exercise or              for Option Term
                         Options/SARs   Employees        Base     Expiration -----------------
Name                      Granted (#) in Fiscal Year Price ($/Sh)    Date     5%($)    10%($)
----                     ------------ -------------- -----------  ---------- -------- --------
Alex S. DePersis........    15,000         9.9%        $29.625     1/26/08   $279,465 $708,219
Glenn R. Small..........    13,000         8.6          29.625     1/26/08    242,203  613,790
Arthur C. Smith.........    11,000         7.3          29.625     1/26/08    204,941  519,361
Larry G. Denniston......     9,000         6.0          29.625     1/26/08    167,679  424,932
Fielding Simmons III....     8,000         5.3          29.625     1/26/08    149,048  377,717

  The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during the fiscal year ended December 31, 1998 and the year-end value of all unexercised options held by such individuals.

                Aggregated Option Exercises in Last Fiscal Year
                          and Year-End Option Values

                                                      Number of Securities      Value of Unexercised
                                                     Underlying Unexercised         In-the-Money
                                                          Options/SARs              Options/SARs
                           Shares                     At Fiscal Year End(#)     At Fiscal Year End($)(2)
                         Acquired on     Value      ------------------------- -------------------------
Name                     Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------------- ----------- ------------- ----------- -------------
Alex S. DePersis........   18,930       $423,004       7,875       31,125      $130,953     $288,922
Glenn R. Small..........    8,437        196,709      28,867       24,813       666,128      219,367
Arthur C. Smith.........    1,000         22,458       8,421       20,703       151,759      180,433
Larry G. Denniston......      600         16,464      17,321       15,703       397,395      130,558
Fielding Simmons III....    2,780         75,680      12,139       14,703       251,453      127,308

--------
(1) Difference between fair market value per share, or price per share if sold, less exercise price per share times the number of shares.
(2) Market value of underlying securities at year-end, minus the exercise or base price.

Employment Agreements

  In November 1990, the Company and the Bank entered into a three-year employment contract (the "Contract") with Alex S. DePersis. The DePersis Contract was amended on December 18, 1995, December 30, 1996 and December 29, 1997. Also in November 1990, the Company and the Bank entered into a three-year Change of Control Severance Agreement (a "Severance Agreement") with each of Glenn R. Small, Edward R. Andrejko, Larry G. Denniston and Fielding Simmons III, which Severance Agreements were amended on December 18, 1995. Mr. Andrejko will retire effective May 1, 1999. In January 1996, the Company and the Bank entered into a Severance Agreement with Arthur C. Smith. In February 1999, the Company and the Bank entered into a Severance Agreement with Rexford C. Decker. The Contract and the Severance Agreements provide that the term of each agreement shall be automatically extended by one year on each anniversary date of each agreement, unless the Boards of Directors of the Company and the Bank (together, the "Employers"), or the executive provides contrary written notice.

  The Employers may terminate the Contract for Cause (as defined), or for other than Cause, in which case the Employers must pay Mr. DePersis the salary which he would have been entitled to receive under the remaining term of a Contract, except that such payments will cease at the earlier of (i) the end of the term of a Contract, or (ii) if Mr. DePersis becomes employed, directly or indirectly, by a financial institution or holding company located near the Bank's home office. The Contract also provides for severance payments in the amount of 2.99 times the highest annual compensation paid to Mr. DePersis for any of the three calendar years ending with the year of termination, in the event of involuntary termination of employment in connection with any Change of Control (as defined). Mr. DePersis also would be entitled to payments under any performance incentive plan in which he participates, when the other participants are paid, subject to proration through his date of termination. A similar severance payment will also be provided on a similar basis to Mr. DePersis in connection with a voluntary termination of employment for Good Reason (as defined). Severance and other benefits payable pursuant to the Contracts and other plans and arrangements of the Company and the Bank are limited to the maximum amount which can be paid without constituting "excess parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

  If an executive's employment under any Severance Agreement is terminated:
(i) for any reason prior to a Change in Control (as defined), or (ii) after a Change in Control, by the Employers for Good Cause (as defined), or by the voluntary action of the executive without Good Reason (as defined), the executive shall continue to receive his base salary through the date of termination, and the Employers shall have no further obligation to the executive or his spouse under the Severance Agreement, except for certain accrued benefits. The Severance Agreements also provide for a severance payment during a period of up to two years at an annual rate equal to the higher of the executive's base salary on the date of (i) the Change in Control, or (ii) the date of termination of employment, and other benefits, in the event of (a) involuntary termination of employment in connection with any Change in Control, for other than Good Cause, or (b) voluntary termination for Good Cause. As is the case with the Contract, severance and other benefits payable pursuant to the Severance Agreements are limited to the maximum amount payable without constituting "excess parachute payments." The Severance Agreements do not contain any provision restricting the right to compete against the Bank upon termination of employment.

  Executive employees may elect to defer the receipt of compensation income pursuant to a nonqualified deferred compensation agreement with the Bank. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield (as defined). During 1998, Douglas R. Johnson elected to defer his bonus under this arrangement.

Company Compensation Committee and Bank Salary and Personnel Administration Committee Report on Executive Compensation

  During 1998 no person received any separate form of compensation as an officer of the Company. Accordingly, decisions on compensation of the Company's executives, except with respect to stock options, are made by the five-member Salary and Personnel Administration Committee of the Bank's Board of Directors. Messrs. Allen (Chairman), Akel, Levine and Sponyoe were members of the Salary and Personnel Administration Committee through August 1998. Mrs. Gamble was a member prior to her retirement in April 1998 and attended two meetings. Mr. Niermeyer became a member in April 1998. In August 1998 the membership was reconstituted to include Messrs. Allen (Chairman), Akel, Niermeyer and O'Neil. The same persons comprise the Compensation Committee of the Board of Directors of the Company, which had the authority to grant options, stock appreciation rights and performance shares under the Company's Long-Term Incentive and Capital Accumulation Plan (the "Incentive Plan") prior to 1996 and has the same authority for grants beginning April 22, 1996 under the 1996 Incentive Plan. For purposes of this Proxy Statement, the Salary and Personnel

Administration Committee and the Compensation Committee are together referred to as the "Committee." Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules adopted by the Commission designed to enhance disclosure of policies toward executive compensation, set forth below is a report submitted by the Committee, addressing the Company's compensation policies for 1998 as they affected the Company's executive officers, including the Chief Executive Officer and the named executive officers.

  Compensation Policies for Executive Officers. The Committee's executive compensation policies are designed to provide competitive levels of compensation and assist the Company in attracting and retaining qualified executives. Target levels of executive officers' overall compensation are intended to be consistent with banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. The Committee endorses the position that stock ownership by management and stock-based plans are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The Committee also endorses the position that cash bonuses tied to annual and long-term target levels of income strengthen management's incentive to increase consolidated net income of the Company.

  Relationship of Performance to Executive Compensation. Compensation paid to the Company's named executive officers in fiscal 1998 consisted of the following components: base salary, bonuses under the Bank's 1997 Executive Incentive Plan (the "1997 Plan"), stock options under the Company's 1996 Incentive Plan, benefits under the Bank's defined benefit retirement plan and defined contribution plan, and certain other benefits.

  Base Salary. The Committee reviews executive base salaries annually. The 1998 base salary for Mr. DePersis increased 15.7% over the 1997 level. The base salary for Mr. Small rose by 12.6% over the 1997 level. The Base Salary for Messrs. Smith and Simmons rose by 7.2% and 7.7% respectively for 1998 compared to the respective 1997 levels. The 1998 base salary for Mr. Denniston increased by 16.3% compared to 1997, reflecting new responsibility as planning officer. Base salaries for the executive officers are set within established salary ranges which are based upon responsibility, experience and company performance. Base salaries are also designed to be competitive with peer banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. Among the factors considered by the Committee in setting 1998 salaries were the following: individual performance in 1997; net income was $17.0 million in 1997, an 11.7% increase over net income of $15.2 in 1996; return on average equity was 14.65% in 1997, compared to 13.49% in 1996; and diluted earnings per share in 1997 were $1.93 in 1997, an increase of 15.6% compared to $1.67 in 1996.

  Bonuses. The bonus component of compensation paid to the Company's named executive officers for fiscal 1998 was paid under the 1998 Executive Incentive Plan (the "1998 Plan"). The Plan provided that the Bank would award bonuses to participating executive officers if the Company met certain earnings per share levels in 1998 and the executive officers met individual performance requirements. The earnings per share goals were established by the Board of Directors at the beginning of the 1998 fiscal year. The seven most senior officers of the Bank were participants in the Plan. The maximum cash bonus that could be paid to Mr. DePersis was 81% of base salary. The maximum that could be paid to any of the other participants was 45%. No payout would be made unless the Company declared and paid four quarterly dividends during 1998 and no payment would be made under the Plan to a participant who terminated employment during the year (other than because of disability, retirement or death) or who was rated unsatisfactory on his or her individual performance evaluation, unless otherwise determined by the Board or Compensation Committee, as applicable.

  Stock Options. The Company's 1996 Incentive Plan provides long-term incentives to key employees, including executive officers, through the grant of stock options. The grant of stock options is intended to foster management team cohesion and align management and shareholder interests. Stock option grants provide an additional means to provide incentives for executive officers. The Company believes that the grant of stock options can be used to encourage performance that can result in enhanced shareholder value. Options were granted under the 1996 Incentive Plan in 1996, 1997, 1998 and 1999. All options were granted at current market price on the date of grant.

  Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, contributions by the Bank pursuant to the Bank's defined benefit retirement plan and matching contributions under the Bank's defined contribution plan. The executive officers also receive group term life insurance and certain other perquisites.

  Chief Executive Officer Compensation. The base salary for Mr. DePersis as CEO was increased for 1998 from $185,000 to $214,038 based on the Company's performance in 1997 and on his individual performance. Mr. DePersis's 1998 salary was determined using the same factors noted above with respect to individual performance in 1997, increases in net income, return on average equity and diluted earnings per share in 1997 as compared to 1996. Mr. DePersis also participated in the 1998 Plan under which his bonus for 1998 was 79.4% of his base salary based on the levels of achievement relative to the key performance indicators of the Plan. Mr. DePersis also received stock options for 15,000 shares of Common Stock during 1998 pursuant to the Company's 1996 Incentive Plan.

                     Compensation Committee of Company and
             Salary and Personnel Administration Committee of Bank

                                Ferris G. Akel
                                Robert W. Allen
                              Helen A. Gamble(1)
                             Herbert R. Levine(2)
                             David A. Niermeyer(3)
                            Mark T. O'Neil, Jr.(4)
                              John V. Sponyoe(5)
--------
(1) Mrs. Gamble retired in April, 1998.
(2) Mr. Levine served until August, 1998.
(3) Mr. Niermeyer became a member of the Committee in April, 1998.
(4) Mr. O'Neil became a member of the Committee in August, 1998.
(5) Mr. Sponyoe resigned in August, 1998.

Compensation Committee and Salary and Personnel Administration Committee Interlocks and Insider Participation

  Each of the Compensation Committee and the Salary and Personnel
Administration Committee is currently comprised of Messrs. Akel, Allen, Niermeyer and O'Neil.

  In fiscal 1998, the Bank had outstanding commercial real estate loans and commercial loans secured by real estate to Parkway Plaza, L.L.C., Town Square Mall Associates, L.L.C., Newman Development Group, Vestal Plaza, L.L.C., Apalachin Development, Newman Development Group of Batavia, L.L.C. and Newman Development Group of C/P, L.L.C., as well as a letter of credit to Town Square Mall Associates, L.L.C., each of which was guaranteed by Mr. Akel. Mr. Akel is a member of Parkway Plaza, L.L.C., Town Square Mall Associates, L.L.C. and Newman Development Group. In fiscal 1998, the Bank had commercial loans to Van Cott Jeweler, Ltd., of which Mr. Levine is Chairman of the Board. As to the foregoing loans, and the guarantee by Mr. Akel, the Bank believes that they were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank also believes the loans and the guarantee did not involve more than the normal risk of collectability nor present any other unfavorable features.

  Also, for the year ended December 31, 1998, the Bank paid an aggregate of $162,516 to Binghamton Giant Markets, Inc., of which Mr. Akel is President and a principal stockholder. Such payment reflects fees paid in connection with transactions on the Bank's StoreTeller electronic facilities maintained at food markets owned by Binghamton Giant Markets, Inc.

Comparative Company Performance

  The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1993 is compared to the cumulative total return of The Nasdaq Stock Market (U.S. Companies) and SNL Securities $1 billion to $5 billion Bank Index.

                              BSB Bancorp, Inc.
                           Total Return Performance

                                    [GRAPH]

                                               Period Ending
                           -----------------------------------------------------
Index                      12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
-----                      -------- -------- -------- -------- -------- --------
BSB Bancorp, Inc..........  100.00   124.53   164.49   184.14   380.70   360.85
NASDAQ--Total US..........  100.00    97.75   138.26   170.01   208.58   293.21
SNL $1B-5B Bank Index.....  100.00   105.28   141.58   183.54   306.09   305.38

Employee Defined Benefit Plan

  The following table illustrates current annual pension benefits under the Company's defined benefit retirement plan for retirement in 1998 at age 65 under the most advantageous provisions available for various levels of compensation, years of service, and full Social Security benefits. Pension benefits are currently subject to a statutory maximum of $130,000, subject to cost-of-living adjustments. Additionally, annual compensation in excess of $160,000 (subject to cost of living increases) may not be used in calculation of retirements.

                              Pension Plan Table

                                            Years of Service
          Annual         ------------------------------------------------------
       Compensation        5      10      15      20      25      30      35
       ------------      ------ ------- ------- ------- ------- ------- -------
   $ 75,000............. $7,500 $15,000 $22,500 $30,000 $37,500 $45,000 $45,000
    100,000............. 10,000  20,000  30,000  40,000  50,000  60,000  60,000
    125,000............. 12,500  25,000  37,500  50,000  62,500  75,000  75,000
    150,000............. 15,000  30,000  45,000  60,000  75,000  90,000  90,000
    160,000............. 16,000  32,000  48,000  64,000  80,000  96,000  96,000

  A participant's normal retirement benefit is equal to 2% of average annual earnings, multiplied by the number of years and fraction thereof of creditable service. Average annual earnings represents payment made during the 36 consecutive calendar months of highest earnings during the final 120 calendar months of the employee's creditable service. Mr. DePersis's annual pension benefit is $42,910 based on his average annual earnings in effect as of December 31, 1998 and all Code limits. In no event, however, may the normal retirement benefit exceed 60% of average annual earnings. Pension allowances are based on 2% of the employee's average basic annual earnings excluding overtime, bonus, or other special payments. Pension benefits are computed on a straight life annuity benefit.

  The years of creditable service as of December 31, 1998 for Messrs. DePersis, Small, Smith, Denniston and Simmons were 13, 16, 31, 15 and 22, respectively.

  In 1995, the Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (the "SERP") to be effective on January 1, 1995 and to permit designated employees of the Bank to receive supplemental retirement benefits from the Bank which amounts would be due under the benefit and contribution formulas in the Bank's defined benefit retirement plan and its defined contribution plan but which cannot be paid under those plans due to reductions and other limitations imposed on such plans pursuant to the Code. Mr. DePersis was the only participant in the SERP in 1998. The SERP is an unfunded, non-qualified deferred compensation plan and benefits thereunder will be paid from the general assets of the Bank. As of December 31, 1998, Mr. DePersis's accrued annual supplemental defined benefit amount under the SERP was $7,654 payable as a straight life annuity.

Certain Relationships

  Directors, officers and employees of the Company or the Bank are permitted to borrow from the Bank to the extent permitted by New York law and the regulations of the Board of Governors of the Federal Reserve System. Under applicable New York law, the Bank may make first or second mortgage loans to officers provided that each such loan is secured by the officer's primary residence and is authorized in writing by the Board of Directors. In addition, the Bank makes consumer loans and commercial real estate and commercial business loans to officers and directors and related persons consistent with applicable law. Except as described below, all loans made by the Bank to directors and executive officers or their associates and related entities have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management that, at the time of origination, these loans neither involved more than the normal risk of collectability nor presented any other unfavorable features.

  Effective as of August 25, 1997, the Bank adopted a policy permitting all employees, including directors and executive officers, to obtain loans at preferential interest rates and to obtain discounted processing fees. Alex DePersis, the President and Chief Executive Officer of the Company and the Bank, was indebted to the Bank during fiscal 1998 in excess of $60,000. The Bank extended Mr. DePersis a home equity line of credit in November 1997, with preferential terms pursuant to the above policy. The largest aggregate amount of indebtedness outstanding at any time under this line of credit during fiscal 1998 and as of March 5, 1998, was $25,747 and $1,396, respectively. The interest rate for this line of credit is prime plus 1/2% for indebtedness up to $30,000 and prime for indebtedness of more than $30,000. Mr. DePersis also had an outstanding mortgage loan during fiscal 1998, which the Bank originated in April 1993 in the amount of $81,900. The interest rate on this 15-year mortgage loan is 7.375%. The largest aggregate amount of indebtedness outstanding during fiscal 1998 and as of March 5, 1999 was $65,595 and $60,490, respectively. The mortgage loan to Mr. DePersis was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and at the time of origination, did not involve more than the usual risk of collectability nor present any other unfavorable features. The Bank also extended William Rincker, a director of the Company and the Bank, a home equity line of credit in January, 1997, with preferential terms. The largest aggregate amount of indebtedness outstanding at any time under this line of credit during fiscal 1998 and as of March 5, 1998, was $100,722 and $100,000, respectively. The interest rate for this line of credit was prime plus 1/2% for indebtedness up to $30,000 and prime for indebtedness of more than $30,000. Dr. Kelly, a director of the Company and the Bank, refinanced a single-family residential mortgage loan in February 1998, which refinancing was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and at the time of origination, did not involve more than the usual risk of collectability nor present any other unfavorable features. However, under the Bank's policy of permitting discounted processing fees to employees and directors, Dr. Kelly has obtained a discount on the processing fee for this loan consistent with the Bank's policy. The interest rate on the 15-year maturity loan to Dr. Kelly is 6.875%. The largest aggregate amount of indebtedness outstanding during fiscal 1998 and as of March 5, 1999 was $64,000 and $61,472, respectively.

  For a description of certain transactions regarding Mr. Akel, Mr. Levine and the Bank, see "Compensation Committee and Salary and Personnel Administration Committee Interlocks and Insider Participation."

                                     * * *

                      AMENDMENT NUMBER 2 TO THE COMPANY'S
            1996 LONG-TERM INCENTIVE AND CAPITAL ACCUMULATION PLAN

                                (Proposal Two)

  In 1996, the Board of Directors of the Company adopted and the shareholders of the Company approved the 1996 Incentive Plan for the benefit of officers and other employees of the Company and its subsidiaries, whether or not directors of the Company. Directors of the Company who are not officers or employees of the Company or a subsidiary are not eligible to receive grants under the 1996 Incentive Plan. As of March 5, 1999, approximately 77 officer employees of the Company and its subsidiaries and 372 non-officer employees were eligible to participate in the 1996 Incentive Plan. Although under the terms of the 1996 Incentive Plan all employees are eligible for grants, the Board of Directors presently intends to award grants under the 1996 Incentive Plan primarily as part of the Company's officer compensation program.

  The Board of Directors has voted to amend the 1996 Incentive Plan, subject to shareholder approval at the Annual Meeting, to increase the aggregate number of shares of Common Stock reserved for issuance under the 1996 Incentive Plan from 875,000 to 1,300,000. The number of shares reserved for issuance is subject to adjustment upon the occurrence of certain events as described below. See "Description of the 1996 Incentive Plan."

  The Board of Directors has also voted to amend the 1996 Incentive Plan, subject to shareholder approval at the Annual Meeting, to increase the number of shares of Common Stock subject to options that may be granted under the 1996 Incentive Plan to any employee in any Plan Year from 15,000 to 100,000.

  The Board of Directors of the Company believes that stock options and other forms of equity-based incentive compensation are important to attract and to encourage the continued service of officers and other key employees by facilitating their acquisition of a stock interest in the Company. As of March 5, 1999, 306,475 shares remain for future grants under the 1996 Incentive Plan. Approval of the proposed amendment will increase the number of shares available for issuance under the 1996 Incentive Plan by 425,000 shares, which equals 4.90% of the Company's outstanding Common Stock as of March 5, 1999.

  The Board of Directors has concluded that it is advisable for the Company and its shareholders to continue to have the incentive of stock options, stock appreciation rights and performance shares available as a means of attracting and retaining officers and key employees. This objective is served by amending the 1996 Incentive Plan to increase the number of available shares and the number of shares that may be granted to an employee in any Plan Year.

  The amendment to the 1996 Incentive Plan is subject to approval by the holders of at least a majority of the votes present and entitled to vote at the Annual Meeting. By submitting the amendment for shareholder approval at the Annual Meeting, the Company intends to continue to comply with the plan requirements pertaining to options qualifying as "incentive stock options" for federal income tax purposes and to the deduction for such purposes of the full amount to which the Company is entitled with respect to awards made under the 1996 Incentive Plan. See "Federal Income Tax Consequences" below.

Purposes of the 1996 Incentive Plan

  The Committee endorses the position that stock ownership by management and stock-based plans are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The purposes of the 1996 Incentive Plan are to enhance performance and to encourage the ownership of the Company's Common Stock.

Description of the 1996 Incentive Plan

  The 1996 Incentive Plan provides for the grant of incentive stock options and non-statutory options (each as defined below), stock appreciation rights and performance shares to officers and other employees of the Company and its subsidiaries.

  The 1996 Incentive Plan is being administered by a committee composed of the Compensation Committee of the Company (the "Plan Administrators"), who are given absolute discretion to select the persons to whom rights will be granted and determine the number of rights to be granted to each. The current Plan Administrators are Messrs. Akel, Allen, Niermeyer and O'Neil. Four kinds of rights are authorized under the 1996 Incentive Plan and are available for grant: incentive stock options, non-statutory options, stock appreciation rights and performance share awards.

  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Company, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1996 Incentive Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options and stock appreciation rights granted prior to any such change. Any such adjustment in an outstanding option or stock appreciation right, however, will be made without a change in the total price applicable to the unexercised portion of the option or stock appreciation right but with a corresponding adjustment in the per share option or stock appreciation right price.

  The 1996 Incentive Plan will remain in effect for a term of 10 years from February 26, 1996, unless sooner terminated in accordance with its terms. The Board may amend or terminate the 1996 Incentive Plan except that without approval of shareholders no amendment may change the maximum number of shares that may be issued under the 1996 Incentive Plan, change the class of eligible employees or materially increase the benefits accruing to eligible individuals thereunder.

  The amendment to the 1996 Incentive Plan must be approved by shareholders within one year of the date of adoption of the amendment. No grants will be made pursuant to the amendment unless and until such approval is obtained.

Options under the 1996 Incentive Plan

  One or more options may be granted under the 1996 Incentive Plan to any eligible person, provided that in any calendar year, no one may be granted options for more than 15,000 shares (as adjusted for the 3-for-2 stock split in September 1997) and the aggregate fair market value (determined at the time the options are granted) of the stock for which options qualifying as incentive options first become exercisable in a year may not exceed $100,000. Non-statutory stock options may also be granted under the 1996 Incentive Plan. As described below, the tax treatment differs substantially with respect to both types of options.

  An incentive option is defined in the Code as an option granted to an employee in connection with his or her employment to purchase stock that satisfies certain conditions. An incentive option must be granted pursuant to a plan specifying the aggregate number of shares to be issued and the employees, or class of employees, eligible to receive such options. A non-statutory option is an option that does not meet certain specified conditions in the Code or that is designated at the time of grant as not constituting an incentive option.

  The exercise price of options granted under the 1996 Incentive Plan may not be less than the greater of the book value or the fair market value of the stock at the date of the grant (110 percent of such value in the case of an incentive option granted to an employee who owns more than 10 percent of the outstanding stock of the Company) and no option may be granted more than 10 years from the date of adoption of the 1996 Incentive Plan. No option may be exercised after 10 years from the date it is granted (five years in the case of an incentive option granted to an employee who owns more than 10 percent of the outstanding stock of the Company). Options are not transferable, except by will and by the laws of descent and distribution, and must be exercised only by the optionee during his or her lifetime.

  Options are exercisable during the period specified in each option agreement although no expiration date will be later than the tenth anniversary of the date on which the option was granted. Unless otherwise specified in an option agreement, options will become exercisable to the extent of 25% of the shares covered by the option at the end of each of the first four years after the date of grant, except that a minimum of 250 shares (or the remaining number of shares subject to the option, if less) will become exercisable each year if the option covers fewer than 1,000 shares. The Company has also granted options with alternative vesting periods. Except as otherwise provided in an option agreement, in the event of an actual or threatened change in control of the Company (as defined), or if any optionee's employment is terminated for disability (as defined) or if he or she dies while employed by or in the service of the Company or a subsidiary, all options previously granted would become immediately exercisable (except that exercisability of options will not be accelerated automatically to the extent that such acceleration would cause the optionee to be liable for the excise tax imposed on "excess parachute payments" under the Code). If employment is terminated by reason of death, the person or persons to whom the optionee's rights under the option pass by will or by the laws of descent and distribution will also have one year to exercise the options. If the employment of an optionee terminates for any other reason, his or her options will be exercisable for three months following termination of employment to the extent exercisable on the date of termination, unless otherwise provided in the option agreement. In no event, however, will the exercise period extend beyond the original expiration date of the option.

  Payment for shares purchased under the 1996 Incentive Plan may be made either in cash or by exchanging shares of Common Stock of the Company with a fair market value of up to not less than the total option price plus cash for any difference. The 1996 Incentive Plan also permits "cashless" exercises of options through a broker reasonably acceptable to the Company.

  Upon any dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the property of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning 80 percent or more of the total combined voting power of all classes of stock of the Company, the 1996 Incentive Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion shall determine (except that the exercisability of an option shall not be accelerated automatically to the extent that the option would be subject to the excise tax imposed on "excess parachute payments" as a result of such acceleration).

  The granting of an option does not confer upon the optionee any right to remain in the employ of the Company. The optionee will have no dividend or voting rights to the shares until the exercise price has been paid in full upon exercise.

Stock Appreciation Rights under the 1996 Incentive Plan

  Under the 1996 Incentive Plan, the Plan Administrators may, at their discretion but subject to applicable laws and regulations, accept surrender of the right to exercise any incentive option or non-statutory option by an optionee in return for payment by the Company to the optionee of cash or Common Stock of the Company (valued at the fair market value thereof) or a combination of cash and Common Stock in an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option at the time over the option price of such shares. An optionee may exercise such stock appreciation rights only during the period beginning on the third business day following the release of certain quarterly or annual financial information and ending on the twelfth business day following such date.

  Upon the exercise of a stock appreciation right, the stock option to which it relates terminates with respect to the number of shares as to which the right is so exercised. Conversely, upon the exercise of a stock option, any related stock appreciation right shall terminate as to any number of shares subject to the right that exceeds the total number of shares for which the stock option remains unexercised.

  Stock appreciation rights may be granted concurrently with the stock options to which they relate or, in the case of a non-statutory option, at any time thereafter before the exercise or expiration of such options.

Performance Shares under the 1996 Incentive Plan

  Employees of the Company may also receive performance share awards pursuant to the 1996 Incentive Plan. The granting of performance shares gives the recipient thereof the right to receive a specified number of shares of Common Stock of the Company contingent upon the achievement of specified performance objectives within a specified award period (which may not be less than 12 months). The performance objectives under the 1996

Incentive Plan will be based on one or more of the following performance standards: profits, growth in revenues, earnings per share, stockholders' return on equity or return on assets of the Company or the Bank. The performance objectives will be established by the Plan Administrators not later than 90 days after the beginning of the award period. In lieu of some or all of such shares and subject to applicable laws and regulations, the Plan Administrators may distribute cash in an amount equal to the fair market value thereof on the business day next preceding the date of payment. No amounts will be paid and no shares will be issued unless the Plan Administrators certify in writing that the performance objectives have been achieved. If a participating individual dies, becomes disabled or retires, he or she will be deemed to have earned a pro rata portion of the performance shares, based on the number of days of employment completed during the award period, as if he or she had been employed at the end of the plan year. If an employee terminates his or her position with the Company prior to the close of an award period for any other reason, any performance share granted to him or her for the period is forfeited.

Plan Benefits

  As of March 5, 1999, options to purchase 543,186 shares of Common Stock were outstanding under the 1996 Incentive Plan. The option exercise price under the 1996 Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The table below provides certain information regarding stock options granted to date under the 1996 Incentive Plan to the Chief Executive Officer and each of the other four most highly compensated officers of the Company serving at December 31, 1998, to all executive officers of the Company as a group, and to all employees of the Company and its subsidiaries as a group (including officers who are not executive officers). No stock appreciation rights or performance shares have been granted under the 1996 Incentive Plan and the Company does not anticipate making any such awards before the Annual Meeting. Non-employee directors of the Company are not eligible for awards under the 1996 Incentive Plan.

                                 Plan Benefits

                                                       1996 Incentive Plan
                                                       ----------------------
                                                       Exercise      Number
                    Name and Position                   Price      of Options
                    -----------------                  --------    ----------
   Alex S. DePersis................................... $17.1670       7,500(1)
    President, Chief Executive                          18.8330      15,000(2)
    Officer and a Director                              29.6250      15,000(3)
                                                        27.0625      15,000(4)
   Glenn R. Small..................................... $17.1670       4,500(1)
    Executive Vice President                            18.8330      11,250(2)
                                                        29.6250      13,000(3)
                                                        27.0625      15,000(4)
   Arthur C. Smith.................................... $17.1670       4,500(1)
    Executive Vice President                            18.8330       9,000(2)
                                                        29.6250      11,000(3)
                                                        27.0625      15,000(4)
   Larry G. Denniston................................. $17.1670       3,000(1)
    Senior Vice President and                           18.8330       6,000(2)
    Corporate Secretary                                 29.6250       9,000(3)
                                                        27.0625      13,000(4)
   Fielding Simmons III............................... $17.1670       3,000(1)
    Senior Vice President and Treasurer                 18.8330       6,000(2)
                                                        29.6250       8,000(3)
                                                        27.0625      11,000(4)
   Executive Officer Group, including the five
    executive officers named above (seven persons).... $ 24.641(5)  243,750
   Non-Executive Officer Employee Group (70 persons).. $ 23.593(6)  326,650

--------
(1) Option will become exercisable in full on June 24, 2000.
(2)Option will become exercisable in full on January 30, 2001.
(3)Option will become exercisable in full on January 26, 2002
(4)Option will become exercisable in full on January 27, 2001.
(5)Weighted average exercise price of options granted to executive officers.
(6)Weighted average exercise price of options granted to non-executive officer employees.

  Based on the closing sales price of the Company's Common Stock on March 5, 1999 of $26.0625, the aggregate market value of the shares underlying the options to purchase 731,475 shares reserved under the 1996 Incentive Plan is $19,064,067 assuming shareholder approval of Proposal Two.

Federal Income Tax Consequences

  The federal income tax treatment of incentive options and non-statutory options is substantially different. As regards incentive options, an optionee will not recognize income at the time the option is granted or at the time the option is exercised, except that the excess of the fair market value of the stock acquired upon the exercise of an incentive option over the option exercise price will be includible in the optionee's alternative minimum taxable income for the year of exercise. However, the date on which fair market value is determined for purposes of the minimum tax may be later if the optionee is subject to certain limitations under the securities laws with respect to the sale of the stock at the time the option is exercised, unless the optionee makes a special tax election within 30 days after exercise. Provided the holding periods described below are met, when the shares of stock received pursuant to the exercise of an incentive option are sold or otherwise disposed of in a taxable transaction, gain or loss, measured by the difference between the exercise price and the amount realized, will be recognized to the optionee as a long-term capital gain or loss.

  In order for an optionee to receive this favorable tax treatment, he or she must make no disposition of the shares within two years from the date the incentive option was granted nor within one year from the date such option was exercised and the shares transferred to him or her. In addition, the optionee must, with the exceptions noted below with respect to death or disability, be an employee of the entity granting the option (or of a parent or subsidiary of such entity) at all times within the period beginning on the date of the grant and ending on a date within three months before the date of exercise. In the case of an optionee who is disabled (as defined by the Code) or who dies while employed, the three month period for exercise following termination of employment is extended to one year.

  If all of the requirements for an incentive option are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. At that time, the Company generally will be allowed a corresponding business expense deduction to the extent of the amount of the optionee's ordinary income.

  With respect to the non-statutory options, upon exercise, the difference between the fair market value on the date of exercise (or, if the optionee is subject to certain restrictions under the securities law at the time of exercise, when such restrictions expire, unless the optionee makes a special tax election within 30 days following exercise) and the option exercise price will be treated as compensation income. If the Company satisfies applicable information reporting requirements, it will be entitled to a deduction for federal income tax purposes in the same amount. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of the non-statutory option, the optionee may have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. Tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares are acquired. Provided that the shares have been held for the one-year statutory holding period, such gain or loss would constitute long-term capital gain or loss.

  Generally, if an optionee tenders to the Company shares of stock held by him or her in payment of the exercise price of an option, the transaction will be viewed as a tax-free exchange of such shares and the rules summarized above generally will apply with respect to the tax treatment of the exercise transaction (except that the basis of a number of shares equal to the number of shares exchanged will be determined by reference to the basis of such exchanged shares). However, if shares acquired through the exercise of an incentive or other qualified option are exchanged to pay the exercise price of an incentive option and the applicable holding period requirements with respect to such exchanged shares were not completed, the transaction will be treated as a taxable disqualifying disposition of those shares.

  No federal income tax consequences are incurred by the holder at the time a stock appreciation right is granted. However, upon the exercise of a stock appreciation right, the holder will realize ordinary income for federal income tax purposes equal to the amount received by him or her, whether in cash, shares of Common Stock, or both. The Company will be entitled to a deduction for federal income tax purposes, generally at the same time and in the same amount.

  No federal income tax consequences are incurred by the Company or the participating employee at the time a performance share is granted, except that the employee may make a special tax election within 30 days after the date of grant to report the value of the performance shares as ordinary income for tax purposes. Absent such an election, if the specified performance objectives are met, the individual will realize ordinary income at the end of the award period equal to the amount of cash or the fair market value of the stock received by him or her. If an employee makes the special tax election and subsequently forfeits the shares because of failure to achieve the performance objectives or termination of employment, the employee will not be entitled to a deduction or other tax benefit for the amount reported as income with respect to the grant. If an employee who has made the special tax election satisfies the performance objectives and subsequently sells the shares, any gain or loss on such sale will be capital gain or loss. The Company intends that performance shares granted under the 1996 Incentive Plan will satisfy the rules under Code pertaining to "qualified performance-based compensation." Therefore, the Company should be entitled to a deduction for income tax purposes for the amount that is includible in the employee's taxable income, generally for the year in which the amount is taxable to the employee.

  The foregoing is a brief summary of the principal federal income tax consequences of awards under the 1996 Incentive Plan. Recipients of options and other grants should consult with their own personal tax advisors with respect to such grants and transactions in stock acquired under the 1996 Incentive Plan.

Required Vote

  The affirmative vote of the holders of at least a majority of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting is required for approval of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF
                      AMENDMENT NUMBER 2 TO THE COMPANY'S
            1996 LONG-TERM INCENTIVE AND CAPITAL ACCUMULATION PLAN

                                     * * *

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                               (Proposal Three)

  The Board of Directors of the Company has appointed PricewaterhouseCoopers, LLP as independent auditors of the Company for the year ending December 31, 1999, and has further directed that the selection of such auditors be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by PricewaterhouseCoopers, LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. PricewaterhouseCoopers, LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE RATIFICATION OF THE APPOINTMENT OF
      PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS FOR FISCAL 1999

                                     * * *

                             SHAREHOLDER PROPOSALS

  Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders and included in the proxy materials of the Company must be received at the main office of the Company, 58-68 Exchange Street, Binghamton, New York 13901, no later than November 24, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

  The proxy being solicited hereby provides discretionary authority to vote on any matter if the Company did not receive notice of such matter prior to February 7, 1999. No notice of any such matter was received by the Company by such date.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

  A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998 accompanies this Proxy Statement.

  Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the exhibits thereto required to be filed with the Commission under the Exchange Act. Such written request should be directed to:

    Larry G. Denniston
    Senior Vice President and Corporate Secretary
    BSB Bancorp, Inc.
    58-68 Exchange Street
    Binghamton, New York 13901

The Form 10-K is not part of the proxy solicitation materials.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission.

  Based solely on its review of the reports submitted to the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1998 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Levine did not file Forms 4 for each of three purchases of shares of the Company's Common Stock by his wife in her IRA account.

                                 OTHER MATTERS

  Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

  The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $5,000, plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY

                               BSB BANCORP, INC.
                             58-68 EXCHANGE STREET
                          BINGHAMTON, NEW YORK 13901


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                APRIL 26, 1999, AND AT ANY ADJOURNMENT THEREOF

The undersigned, being a shareholder of BSB Bancorp, Inc. (the "Company"), hereby appoints a member of the Company's general counsel, Hinman, Howard & Kattell, LLP of Binghamton, New York, as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Roberson Museum and Science Center, 30 Front Street, Binghamton, New York 13905 on April 26, 1999 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.

             CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE

[X] PLEASE MARK YOUR
    VOTES AS IN THIS            DO NOT PRINT IN
    EXAMPLE USING                  THIS AREA
    DARK INK ONLY

--------------------------------------------------------------------------------

        1.      Proposal to elect three nominees for Director for a three-year term:
                                             WITHHOLD
                        FOR                  AUTHORITY
                   all nominees      to vote for all nominees
                   listed below.           listed below.

                        [_]                     [_]

                (except as marked to the contrary below)

                Nominees for terms expiring at the 2002 Annual Meeting who will stand for election: Robert W. Allen, Alex S. DePersis and Thomas
                F. Kelly.

                INSTRUCTIONS: The undersigned shareholder may withhold authority to vote for any nominee(s) by lining through or otherwise striking out the name of the nominee(s) above.

                -                                                              -
                                        DO NOT PRINT
                                        IN THIS AREA
                -                                                              -

        2. Proposal to amend the Company's 1996 Long-Term Incentive and Capital Accumulation Plan.

                        FOR [_]         AGAINST [_]           ABSTAIN [_]


        3. Proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

                        FOR [_]         AGAINST [_]           ABSTAIN [_]


        4. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which should come before the Annual Meeting.


        The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of BSB Bancorp, Inc., called for April 26, 1999, and a Proxy Statement prior to signing this Proxy.

        PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ON THIS PROXY AND RETURN IN THE ENCLOSED ENVELOPE.

Signature ______________________________
Signature ______________________________
Date:   __________________________, 1999

Note: Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE-SIGNED SHAREHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AT THE DISCRETION OF THE PROXY. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.